Exhibit 99.1

ESSEX RENTAL CORP. ANNOUNCES APPOINTMENT OF MCGLADREY LLP AS NEW INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

COMPANY EXPECTS ANNUAL COST SAVINGS IN EXCESS OF $100,000 COMPARED TO FEES
HISTORICALLY INCURRED

BUFFALO GROVE, Ill.--(BUSINESS WIRE) -- Essex Rental Corp. (Nasdaq: ESSX) ("Essex" or the "Company") today announced the appointment of McGladrey LLP ("McGladrey") as its independent registered public accounting firm by the Audit Committee of the Board of Directors. McGladrey will commence work beginning with their review of the Company’s financial results for the three and six months ending June 30, 2015. McGladrey is a leading provider of assurance, tax and consulting services focused on the middle market and has nearly 8,000 professionals and associates in 80 cities nationwide with access to more than 32,000 people in 100 countries through their membership in RSM International.

Kory Glen, Essex’s Chief Financial Officer, stated, "We are extremely pleased to welcome McGladrey as the Company’s new independent auditor and look forward to a productive relationship. We are confident that McGladrey will help us ensure that we maintain the highest standards of accuracy in our accounting, financial reporting, and Sarbanes-Oxley compliance. As an additional benefit, the engagement of McGladrey is expected to save the Company in excess of $100,000 in professional fees annually as compared to the fees we have historically incurred.”

Mr. Glen continued, “After a competitive bid process of several nationally recognized firms, McGladrey was chosen for its commitment to delivering timely, high-quality audit services, as well as its strong reputation for working effectively with public companies and its experience with similar-industry clients. Prior to McGladrey's appointment, we did not consult with McGladrey with respect to any financial reporting matters or the type of opinion that might be rendered."

About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Forward Looking Statements
Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding strategic initiatives pursued by Essex, and the possible effects of any reconstitution of, or additions to, the Board of Directors of the Company. These statements also include statements of Essex's intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic

Exhibit 99.1

conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com